UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

Commission File Number: 333-188927

CHC Helicopter S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4740 Agar Drive

Richmond, BC V7B 1A3, Canada

(Address of principal executive offices, zip code)

(604) 276-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 is incorporated by reference here.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth under Item 2.03 is incorporated by reference here.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 23, 2014, CHC Group Ltd., parent to CHC Helicopter S.A., entered into a $375,000,000 senior secured revolving credit facility pursuant to a Credit Agreement, by and among the CHC Group Ltd., as parent guarantor, CHC Helicopter S.A., as the initial borrower, 6922767 Holding S.À R.L., CHC Helicopter Holding S.À R.L., the designated borrowers party thereto and the other borrowers party thereto from time to time, the lenders party thereto from time to time, HSBC Bank PLC, as Administrative Agent, HSBC Corporate Trustee Company (UK) Limited, as Collateral Agent, HSBC Bank Canada, J.P. Morgan Securities LLC, Barclays Bank PLC, RBC Capital Markets and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, J.P. Morgan Securities LLC and Barclays Bank PLC, as Co-Syndication Agents and Royal Bank of Canada and UBS Securities LLC, as Co-Documentation Agents (the “Credit Agreement”). Set forth below is a summary of the material terms of the Credit Agreement.

Use of Proceeds and Termination of Prior Revolving Credit Facility

In connection with the new revolving credit facility, CHC Helicopter S.A. terminated its prior revolving credit facility. The prior revolving credit facility was provided under a Credit Agreement, dated as of October 4, 2010, by and among CHC Helicopter S.A., as the initial borrower, 6922767 Holding S.À R.L., CHC Helicopter Holding S.À R.L., the designated borrowers party thereto and the other borrowers party thereto from time to time, the lenders party thereto from time to time, HSBC Bank PLC, as Administrative Agent, HSBC Corporate Trustee Company (UK) Limited, as Collateral Agent, Morgan Stanley Senior Funding , Inc., as Syndication Agent, Morgan Stanley Senior Funding , Inc., RBC Capital Markets Corporation and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners and Royal Bank of Canada and UBS Securities LLC, as Documentation Agents (the “Prior Credit Agreement”). The Prior Credit Agreement provided for up to $375,000,000 of revolving loans, and was scheduled to mature on October 4, 2015. CHC Helicopter S.A. was not required to pay any prepayment or other penalty in connection with the termination of the Prior Credit Agreement. The Prior Credit Agreement contained representations and warranties, covenants and events of default that are substantially similar to those contained in the Credit Agreement.

Size and Tenor

The Credit Agreement provides for a five-year revolving facility in an initial amount of up to $375,000,000.

CHC Helicopter S.A. expects to use the proceeds from future borrowings under the revolving credit facility, if any, for general corporate purposes (which may include the refinancing of existing debt). Letters of credit may be issued under the revolving credit facility up to maximum amounts as agreed between CHC Helicopter S.A. and issuing bank from time to time.

Interest Rates and Fees

Loans under the revolving credit facility may be denominated in U.S. dollars, Canadian dollars or Sterling, or Euros. The interest rate per annum and fees on the revolving loans is equal to:

•	in the case of LIBOR loans, a base rate of LIBOR plus a margin of 4.50%;

•	in the case of base rate loans, a base rate of the US prime lending rate plus a margin of 3.50%;

•	in the case of EURIBOR loans, a base rate of EURIBOR plus a margin of 4.50%;

•	in the case of Canadian prime rate loans, a base rate of the Canadian prime lending rate plus a margin of 3.50%; and

•	in the case of CDOR loans, a base rate of CDOR plus a margin of 4.50%;

in each case plus a fee rate, if any, to compensate lenders for the cost of compliance with the requirements of the European Central Bank, Bank of England, the Financial Services Authority, the Office of the Superintendent of Financial Institutions and/or other similar regulatory authorities, as applicable.

Commencing on the date that is six months after the closing date of the revolving credit facility, the margins on (a) LIBOR loans, EURIBOR loans and CDOR loans may be reduced from 4.50% to 3.75% and (b) base rate loans and Canadian prime rate loans may be reduced from 3.50% to 2.75%, in each case, if CHC Helicopter S.A.’s consolidated total leverage ratio as of the end of the most recent fiscal quarter is less than 3.50 to 1.00.

“CDOR” means, for any interest period for CDOR Loans, the rate for Canadian banker’s acceptances that appears on the page of the Reuters screen for Canadian Dealer Offered Rates at approximately 10:00 a.m., Toronto time, on the day of the making of any CDOR loan or, if for any reason such rate is not available, the banker’s acceptance rate of the swingline lender at approximately 10:00 a.m., Toronto time, on such date.

“EURIBOR” means for any interest period for EURIBOR Loans, the rate that appears on the page of the Reuters EURIBOR 01 screen at approximately 11:00 a.m., Brussels time, two target days prior to the commencement of such interest period, as the rate for deposits in Euro with a maturity comparable to such interest period or, if for any reason such rate is not available, an interpolated rate based on the two nearest interest periods for which such rates are available at approximately 10:00 a.m., London time, two target days prior to the commencement of such interest period.

“LIBOR” means, for any interest period for LIBOR Loans, the British Bankers Association Interest Settlement Rate displayed on the appropriate page of the Reuters screen for the relevant currency two business days prior to the commencement of such interest period, or, if for any reason such rate is not available, an interpolated rate based on the two nearest interest periods for which such rates are available at approximately 10:00 a.m., London time, (i) in the case of LIBOR Loans denominated in U.S. dollars, two business days prior to the commencement of such interest period and (ii) in the case of LIBOR Loans denominated in Sterling, on the first day of such interest period.

A default rate equal to the applicable rate per annum plus 2.00% is payable on demand on amounts unpaid and overdue.

A fee is payable on all outstanding letters of credit at a rate per annum equal to the applicable interest rate then in effect with respect to LIBOR loans under the revolving credit facility. A customary fronting fee is also payable to the issuer of the letter of credit.

The revolving credit facility includes a commitment fee of 0.75% per annum that accrues on the unused portion of the commitments and is payable quarterly in arrears.

Security and Guarantees

CHC Helicopter S.A.’s obligations under the revolving credit facility are, subject to certain exceptions set forth in the Credit Agreement and other loan documentation for the revolving credit facility, guaranteed on a first-priority secured basis by CHC Group Ltd. and each direct and indirect and future subsidiary of 6922767 Holding S.à r.l. that are organized in United Kingdom, the Netherlands, Sweden, Norway, Luxembourg, Canada, Australia, the United States, Ireland or Barbados, or the Security Jurisdictions, whose gross assets or EBITDA (excluding intra-group items, except for PBH maintenance, lease and similar transactions) are, subject to an agreed set of security principles, in aggregate equal to at least 80% of the consolidated total assets or consolidated EBITDA of CHC Group Ltd. and its subsidiaries which are organized in security jurisdictions.

The obligations and guarantees under the revolving credit facility are secured, to the extent possible and subject to an agreed set of security principles, by a first priority security interest in substantially all of the tangible and intangible properties and assets of CHC Helicopter S.A. and each of the guarantors. No guarantee or security is required from subsidiaries incorporated in any jurisdiction other than the Security Jurisdictions. Subject to the agreed security principles, the guarantors shall comprise at least 80% of the consolidated total assets and consolidated EBITDA of CHC Group Ltd., CHC Helicopter S.A. and each of CHC Helicopter S.A.’s subsidiaries incorporated in the Security Jurisdictions.

Ranking

The now owned or hereafter acquired collateral securing the senior secured notes, previously issued by CHC Helicopter S.A., and the related guarantees, as well as the obligations under the revolving credit facility, certain hedging and cash management obligations and certain other future indebtedness and obligations permitted under the indenture governing the senior secured notes and the revolving credit facility agreement are subject to first priority liens. The claims of holders of the senior secured notes upon the realization of the collateral security will rank behind the claims, including interest, of the lenders and letter of credit issuers under the revolving credit facility, including claims for such hedging obligations and cash management obligations, and the claims of the holders of the senior unsecured notes will rank behind such claims to the extent of the value of the collateral securing such indebtedness.

Covenants

The revolving credit facility contains negative incurrence-based covenants similar to those contained in the indenture governing the senior secured notes and the indenture that governs the senior unsecured notes and also includes a maximum first priority debt leverage ratio maintenance covenant (where the first priority debt will only include indebtedness under the revolving credit facility and any other priority payment lien obligation, but exclude the senior secured notes or any indebtedness ranking pari passu with the senior secured notes), which will be tested quarterly with respect to CHC Group Ltd. and its subsidiaries on a consolidated basis. The Credit Agreement contains affirmative covenants usual and customary for transactions of such type.

Events of Default

The Credit Agreement contains events of default usual and customary for facilities of this type, including non-payment of principal, interest, fees or other amounts, violation of covenants, cross-default to material indebtedness, certain events of bankruptcy and insolvency, material judgments, a change in control and invalidity of liens or guarantees or any collateral document, in each case subject to the threshold amounts and grace periods set forth in the loan documentation.

The full text of the Credit Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of January 23, 2014, among CHC Group Ltd., as parent guarantor, CHC Helicopter S.A., as the initial borrower, 6922767 Holding S.À R.L., CHC Helicopter Holding S.À R.L., the designated borrowers party thereto and the other borrowers party thereto from time to time, the lenders party thereto from time to time, HSBC Bank PLC, as Administrative Agent, HSBC Corporate Trustee Company (UK) Limited, as Collateral Agent, HSBC Bank Canada, J.P. Morgan Securities LLC, Barclays Bank PLC, RBC Capital Markets and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, J.P. Morgan Securities LLC and Barclays Bank PLC, as Co-Syndication Agents and Royal Bank of Canada and UBS Securities LLC, as Co-Documentation Agents, filed as exhibit 10.1 to CHC Group Ltd.’s Current Report on Form 8-K (File No. 001-36261), filed with the Securities and Exchange Commission on January 29, 2014, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHC Helicopter S.A.

By:	/s/ Russ Hill
Name:	Russ Hill
Title:	Authorized Signatory

Date: January 29, 2014